Exhibit 10.41

Power of Attorney

Date: May 14, 2018

The undersigned, Suzhou Industrial Park Yuanhe Nanshan Equity Investment Partnership (the “Principal”), a limited partnership established in the People’s Republic of China (the “PRC”), with Unification Code No. 91320594MA1P511G9K, holding 0.526% of the entire registered capital (the “Equity”) of Wuhan Douyu Internet Technology Co. Ltd. (“Wuhan Douyu”), hereby irrevocably authorize: (i) Wuhan Douyu Culture Network Technology Co., Ltd. (the “WFOE”) and (ii) the directors designated by the WFOE and their successors (including any liquidator who replaces such directors) (and the foregoing persons referred to in item (i) and (ii) above are hereinafter collectively referred to as the “Attorney”), to exercise the following rights with respect to the Equity during the term of this Power of Attorney:

The WFOE is hereby authorized to act as the Principal’s sole and exclusive proxy and attorney on the Principal’s behalf with respect to all matters relating to the Equity, including but not limited to: (1) proposing, convening and attending Wuhan Douyu’s shareholders’ meeting; (2) exercising all shareholder’s rights and voting rights enjoyed by the Principal under the PRC laws and the articles of association of Wuhan Douyu, including, without limitation, voting on the sale, transfer, pledge or disposition of the Equity, in whole or in part, or executing and delivering any written resolution in the name of and on behalf of the Principal, and/or receiving Wuhan Douyu’s dividends or any other form of distribution; and (3) designating and appointing the legal representative (chairman of the board of directors), directors, supervisors, chief executive officer (or manager) and other senior officers of Wuhan Douyu on  the Principal’s behalf.

Without limiting the generality of the power granted hereunder, the WFOE shall have the power and authorization hereunder to enter into the Transfer Contract set forth in the Exclusive Option Agreement on the Principal’s behalf to the extent that the Principal is required to be a party thereto, and perform the terms of the Share Pledge Agreement and the Exclusive Option Agreement, of even date herewith, to which the Principal is a party.

All the actions of the WFOE in relation to the Equity shall be deemed as the Principal’s own actions, and all documents executed by the WFOE shall be deemed to be executed by the Principal itself. The WFOE may decide at its sole and absolute discretion when conducting all such actions, without securing prior consent from the Principal  (but prior written notice to the Principal), and the Principal hereby acknowledges and authorizes such actions and/or documents taken and executed by the WFOE, and accepts and assumes the legal consequence arising out of such actions and/or documents, except for those actions which the Principal has reasonable grounds to believe that the WFOE has any willful misconduct or gross negligence or has violated applicable laws and regulations, which causes material adverse effect on relevant interests of the Principal in Wuhan Douyu and has not been corrected within a reasonable time limit.

The WFOE shall have the right to delegate or assign, at its own discretion, its rights relating to the matters above to any other person or entity, without securing prior consent from the Principal, but prior notice to the Principal.

As long as the Principal is a shareholder of Wuhan Douyu, this Power of Attorney and the power granted hereunder shall be coupled with interest and irrevocable and be continuously effective  from the date hereof.

The Principal hereby waives, and shall not exercise in person, all rights granted to the WFOE relating to the Equity hereunder during the term of this Power of Attorney.

This Power of Attorney is written in Chinese.

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[Signature Page to the Power of Attorney]

Suzhou Industrial Park Yuanhe Nanshan Equity Investment Partnership (seal)

/s/ Seal of Suzhou Industrial Park Yuanhe Nanshan Equity Investment Partnership

By:	/s/ Jia He
Name: Jia He